UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10323	74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 S. Wacker Drive, Chicago,IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	TradingSymbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2020 (the “Issuance Date”), United Airlines, Inc. (the “Company”) and Wilmington Trust, National Association, as mortgagee (the “Mortgagee”), subordination agent under the Intercreditor Agreement (as defined below) and pass through trustee (the “Trustee”) under a certain pass through trust newly formed by the Company, entered into the Note Purchase Agreement, dated as of the Issuance Date (the “Note Purchase Agreement”).

Pursuant to the Note Purchase Agreement, on the Issuance Date, the Company issued for the benefit of the United Airlines Pass Through Trust 2020-1A (the “Trust”) a Series A equipment note (the “Equipment Note”) in the aggregate principal amount of $3,000,000,000 under the Trust Indenture and Mortgage, dated as of the Issuance Date, between the Company and the Mortgagee (the “Indenture”). The Equipment Note is initially secured by substantially all of the Company’s aircraft spare parts from time to time, as well as by a designated group of 99 spare engines and 352 aircraft owned by the Company.

The Equipment Note was purchased on the Issuance Date at a purchase price of 100% of the principal amount thereof using the proceeds of the offering of the United Airlines Pass Through Certificates, Series 2020-1A (the “Certificates”). The proceeds from the sale of the Equipment Note were used by the Company to repay in full on the Issuance Date the $2.0 billion aggregate principal amount outstanding under the term loan facility it entered into on March 9, 2020 with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Used Aircraft Facility”), the $500 million aggregate principal amount outstanding under the term loan facility it entered into on March 20, 2020 with Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto (the “Spare Parts Facility”), and the $250 million aggregate principal amount outstanding under the term loan facility it entered into on April 7, 2020 with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Spare Engines Facility” and together with the Used Aircraft Facility and the Spare Parts Facility, the “Bridge Facilities”). As a result of such repayment, the Bridge Facilities were terminated on October 28, 2020. The Company will use the proceeds from the sale of the Equipment Note not used in connection with the repayment of the Bridge Facilities to pay fees and expenses relating to the offering of the Certificates and for the Company’s general corporate purposes.

From time to time, the lenders under the Bridge Facilities or their affiliates have performed and are performing investment banking and advisory services for, and have provided and are providing general financing and banking services to, the Company and its affiliates. In particular, affiliates of the lenders under the Bridge Facilities acted as underwriters in the offering of the Certificates.

The obligations of the Company under each of the Used Aircraft Facility, the Spare Parts Facility and the Spare Engines Facility were secured by liens on certain aircraft, spare parts and spare engines, respectively. Upon issuance of the Certificates and the Equipment Note and payment by the Company of amounts due under the Bridge Facilities, the liens on the collateral securing such applicable Bridge Facility were released, including liens on assets that serve as collateral under the Equipment Note.

The Equipment Note bears interest at a rate per annum of 5.875%. Interest on the Equipment Note is payable quarterly on January 15, April 15, July 15 and October 15 of each year, beginning January 15, 2021. Principal payments on the Equipment Note are scheduled on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2021, with the final payment due on October 15, 2027. Payments on the Equipment Note held for the benefit of the Trust will be passed through to the holders of the Certificates, subject to the Intercreditor Agreement, dated as of the Issuance Date, among the Trustee, Goldman Sachs Bank USA, Barclays Bank PLC and Morgan Stanley Bank, N.A., as liquidity providers, and Wilmington Trust, National Association, as subordination agent and trustee (the “Intercreditor Agreement”).

Pursuant to the Indenture, the Company is required to deliver to the Mortgagee semiannually separate appraisals of each of the following included in the collateral: (i) the spare parts, (ii) the spare engines, (iii) the aircraft less than 20 years old as of August 31, 2020 (the “Tier I Aircraft”) and (iv) the aircraft 20 years or older as of such date and certain specified models of aircraft regardless of age (the “Tier II Aircraft”). If the loan to value ratio determined pursuant to such appraisals of any of the following three groups of collateral (each, a “Collateral Group”): (i) the spare parts and spare engines, collectively, (ii) the Tier I Aircraft or (iii) the Tier II Aircraft, is greater than the specified maximum loan to value ratio applicable to such Collateral Group (an “LTV Breach”), the Company will be required to do one or more of the following, which in the aggregate cures such LTV Breach:

(a)	grant a security interest in certain additional collateral;
(b)	deposit with the Mortgagee cash or certain permitted investments as additional collateral; or
(c)	pay to the Mortgagee not less than the difference between the specified minimum collateral value for the applicable Collateral Group and the appraised value of the applicable Collateral Group, to be applied to redeem the Equipment Note.

Maturity of the Equipment Note may be accelerated upon the occurrence of certain events of default, including failure by the Company (in some cases after notice or the expiration of a grace period, or both) to make payments under the Indenture when due or to comply with certain covenants, as well as certain bankruptcy events involving the Company.

The Certificates were registered for offer and sale pursuant to the Securities Act of 1933, as amended (the “Securities Act”), under the Company’s automatic shelf registration statement on Form S-3 (File No. 333-221865) (the “Registration Statement”). The Certificates were offered pursuant to a final Prospectus Supplement of the Company, dated October 20, 2020, to the Prospectus, dated December 1, 2017 (the “Prospectus Supplement”).

The foregoing description of these agreements and instruments is qualified in its entirety by reference to these agreements and instruments, copies of which are filed herewith as exhibits and are incorporated by reference herein. For a more detailed description of the agreements and instruments entered into by the Company with respect to the Certificates, see the disclosure under the captions “Description of the Certificates”, “Description of the Liquidity Facilities”, “Description of the Intercreditor Agreement”, “Description of the Collateral and the Appraisals”, “Description of the Equipment Note”, “Description of the Security Documents” and “Underwriting” contained in the Prospectus Supplement, filed with the Securities and Exchange Commission on October 22, 2020 pursuant to Rule 424(b) under the Securities Act, which disclosure is hereby incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above with respect to the termination of the Bridge Facilities is hereby incorporated by reference in this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits. The documents listed as exhibits below are filed as exhibits with reference to the Registration Statement. The Registration Statement and the Prospectus Supplement relate to the offering of the Certificates.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 20, 2020, among the underwriters named therein, acting through their representative Goldman Sachs & Co. LLC, and United Airlines, Inc.

4.1	Trust Supplement No. 2020-1A, dated as of October 28, 2020, between Wilmington Trust, National Association, as trustee, and United Airlines, Inc., to Pass Through Trust Agreement, dated as of October 3, 2012

4.2	Revolving Credit Agreement, dated as of October 28, 2020, between Wilmington Trust, National Association, as subordination agent, as agent and trustee, and as borrower, and Goldman Sachs Bank USA, as liquidity provider

4.3	Revolving Credit Agreement, dated as of October 28, 2020, between Wilmington Trust, National Association, as subordination agent, as agent and trustee, and as borrower, and Barclays Bank PLC, as liquidity provider

4.4	Revolving Credit Agreement, dated as of October 28, 2020, between Wilmington Trust, National Association, as subordination agent, as agent and trustee, and as borrower, and Morgan Stanley Bank, N.A., as liquidity provider

4.5	Intercreditor Agreement, dated as of October 28, 2020, among Wilmington Trust, National Association, as trustee, Goldman Sachs Bank USA, Barclays Bank PLC and Morgan Stanley Bank, N.A., as liquidity providers, and Wilmington Trust, National Association, as subordination agent and trustee

4.6	Note Purchase Agreement, dated as of October 28, 2020, among United Airlines, Inc., Wilmington Trust, National Association, as mortgagee, Wilmington Trust, National Association, as subordination agent, and Wilmington Trust, National Association, as trustee

4.7	Trust Indenture and Mortgage, dated as of October 28, 2020, between United Airlines, Inc. and Wilmington Trust, National Association, as mortgagee

4.8	Spare Engines Security Agreement, dated as of October 28, 2020, between United Airlines, Inc. and Wilmington Trust, National Association, as mortgagee

4.9	Spare Parts Security Agreement, dated as of October 28, 2020, between United Airlines, Inc. and Wilmington Trust, National Association, as mortgagee

4.10	Form of United Airlines Pass Through Certificate, Series 2020-1A (included in Exhibit 4.1)

23.1	Consent of BK Associates, Inc., dated October 19, 2020

23.2	Consent of ICF SH&E, Inc., dated October 19, 2020

23.3	Consent of mba Aviation, dated October 19, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES, INC.

Date: November 3, 2020	By:	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Executive Vice President and Chief Financial Officer